  EXHIBIT H

DESCRIPTION OF OPINION OF OBLIGORS' COUNSEL

The opinions of Morgan, Lewis & Bockius, LLP and Cooley Godward LLP, counsel to the Obligors, which are called for by Section 5.1(n) of the Senior Secured Credit Agreement dated as of February 23, 2000 (the "Credit Agreement"), among The Titan Corporation, as Borrower, the Lenders from time to time party thereto, Credit Suisse First Boston, as Administrative Agent, First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent, shall be dated the Closing Date and addressed to Credit Suisse First Boston, as Administrative Agent, and the Lenders and shall be satisfactory in scope and form to the Administrative Agent and its counsel.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The opinion shall be to the effect that:

Each Obligor is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has full power and authority and is duly authorized to conduct the activities in which it is now engaged, and is duly licensed or qualified and is in good standing as a foreign corporation (or other entity) in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

Each Obligor has corporate (or other) power and authority and is duly authorized to enter into and perform its obligations under the Loan Documents.

The Loan Documents have been duly authorized, executed and delivered by each Obligor and constitute the valid and binding contracts and agreements of each Obligor, enforceable in accordance with their respective terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally, and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the lawful execution, delivery and performance of the Loan Documents.

The execution and delivery by the Obligors of the Loan Documents and the performance by the Obligors of the transactions contemplated thereby do not and will not (a) violate, conflict with or result in any default under (i) any order, writ, injunction or decree of any court or governmental authority or agency binding upon the Obligors or to which the Obligors are subject, (ii) the Organic Documents of the Obligors or (iii) any material contractual obligation of the Obligors or the HIGH TIDES Documents or (b) result in the creation or imposition of any Lien upon any of the assets or properties of the Obligors (other than Liens created pursuant to the Collateral Documents).

Neither the execution, delivery or performance by any of the Obligors of the Loan Documents nor the compliance by the Obligors with the terms and provisions thereof will contravene any provision of any applicable laws, rules and regulations (including, without limitation, Regulations T, U and X of the Federal Reserve Board).

The delivery to the Administrative Agent of the certificates representing the Pledged Interests (as defined in the Borrower Pledge Agreement and the Subsidiary Pledge Agreement), together with the execution of each of the Borrower Pledge Agreement and the Subsidiary Pledge Agreement, is effective to create in favor of the Administrative Agent on behalf of the Lenders a valid and perfected security interest in the Pledged Interests to secure the Obligations.  No interest of any other creditor of any of the Obligors is equal or prior to the security interest of the Administrative Agent on behalf of the Lenders in the Pledged Interests.

The provisions of the Borrower Security Agreement and the Subsidiary Security Agreement (collectively, the "Security Agreements") are effective to create, in favor of the Administrative Agent for the benefit of the Lenders to secure the Obligations, a valid security interest in each Obligor's rights in that portion of the Collateral (as defined in the Security Agreements) pledged by it which is subject to Article 9 of the UCC.

The UCC-1 financing statements executed in connection with the Security Agreements (the "Financing Statements") are in appropriate form for filing in each of the filing offices identified on Schedule __ (the "Filing Offices") under the UCC, and the description (including the exhibits attached thereto) of the property in which a security interest is granted pursuant to the respective Collateral Documents is a sufficient description of the property in which such security interest is created, to the extent a security interest in such property is governed by the UCC of the applicable jurisdiction.  To the extent that the filing of a financing statement can be effective to perfect a security interest in the Collateral under the UCC, the security interest in favor of the Administrative Agent for the benefit of the Lenders in that portion of the Collateral described in the Financing Statements will be perfected upon the filing of the Financing Statements in the respective Filing Offices.

To the extent that the federal trademark laws of the United States are applicable, the interest of the Administrative Agent created pursuant to the provisions of the Security Agreements in the United States registered trademarks and trademark applications set forth on Schedule III to the Security Agreements (the "Trademarks") shall be effective against subsequent purchasers of such Trademarks upon recordation of the Trademark Security Agreements in the United States Patent and Trademark Office within three months of the date hereof.

To the extent that the federal copyright laws of the United States are applicable, the interest of the Administrative Agent created pursuant to the provisions of the Security Agreements in the United States registered copyrights set forth on Schedule IV to the Security Agreements (the "Copyrights") shall be effective against subsequent "transfers of copyright ownership" (as that term is defined in Section 101 of the United States Copyright Act, 17 U.S.C. § 101) upon recordation of the Copyright Security Agreements in the United States Copyright Office within one month of the date hereof.

To the extent that the federal patent laws of the United States are applicable, the interest of the Administrative Agent created pursuant to the provisions of the Security Agreements in the United States patents and patent applications set forth on Schedule II to the Security Agreements (the "Patents") shall be effective against subsequent purchasers or mortgagees of such Patents upon recordation of the Patent Security Agreement in the United States Patent and Trademark Office within three months of the date hereof.

None of the Obligors is, after giving effect to the transactions contemplated by the Loan Documents and the application of the net proceeds from the making of the Loans under the Credit Agreement (i) an "investment company" required to register as such under the Investment Company Act of 1940, as amended, or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

There are no actions, suits or proceedings pending or threatened which could reasonably be expected to have a Material Adverse Effect.

The opinion of Morgan, Lewis & Bockius, LLP shall cover such other matters relating to the Loan Documents as the Administrative Agent or its counsel may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Obligors.